EMERGING MARKETS GROWTH FUND
ACQUISITION

During the year ended October 31, 2002, the Fund had acquired various open-end management investment companies registered under the 1940 Act. On July 14, 2002, the Fund acquired substantially all the assets and assumed certain liabilities of Wachovia Emerging Markets Fund and Evergreen Latin America Fund in exchange for Class A, Class B, Class C and Class I shares of the Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of the Fund. The value of net assets acquired, number of shares issued and unrealized appreciation acquired were as follows:

Acquired Fund
Wachovia Emerging Markets Fund
Value of Net Assets Acquired

$138,465,989

Number of Shares Issued
1,104,628 Class A
347 Class B
3,939 Class C

13,932,378 Class I
Unrealized Appreciation
$26,575,168

Net Assets After Acquisition

$197,348,500

Acquired Fund
Evergreen Latin America Fund
Value of Net Assets Acquired

$14,860,994

Number of Shares Issued
1,144,263 Class A
256,959 Class B
245,568 Class C
20,482 Class I

Unrealized Appreciation

$355,989

Net Assets After Acquisition

$73,743,505

GLOBAL LEADERS
ACQUISITION

Effective on the close of business on August 3, 2001, the Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Perpetual Global Fund in an exchange of shares. The net assets were exchanged through a tax-free exchange for 2,625,201 Class A shares, 208,011 Class B shares, 4,833,521 Class C shares and 1,295 Class I shares of the Fund. The acquired net assets consisted primarily of portfolio securities with unrealized depreciation of $9,766,237. The aggregate net assets of the Fund and Evergreen Perpetual Global Fund immediately prior to the acquisition were $317,916,015 and $118,115,703, respectively. The aggregate net assets of the Fund immediately after the acquisition were $436,031,718.

INTERNATIONAL GROWTH FUND
ACQUISITIONS

During the years ended October 31, 2002, and October 31, 2001, the Fund acquired various open-end management investment companies registered under the 1940 Act. On June 14, 2002, and August 3, 2001, the Fund acquired substantially all the assets and assumed certain liabilities of Wachovia International Equity Fund and Evergreen Perpetual International Fund, respectively, in exchange for Class A, Class B and Class I shares of the Fund. These acquisitions were accomplished by a tax-free exchange of the respective shares of the Fund. The value of net assets acquired, number of shares issued, unrealized appreciation (depreciation) acquired and the aggregate net assets of the Fund immediately after each acquisition were as follows:

Acquired Fund

Wachovia International Equity Fund
Value of Net Assets Acquired

$8,119,229

Number of Shares Issued
585,708 Class A

272 Class B
12,957 Class C
575,741 Class I

Unrealized Appreciation

$477,803

Net Assets After Acquisition

$911,374,542

Acquired Fund

Evergreen Perpetual International Fund
Value of Net Assets Acquired

$8116,623,935

Number of Shares Issued
8,491,506 Class A
574,785 Class B
6,931,365 Class C
400,835 Class I
Unrealized Depreciation

$13,077,349

Net Assets After Acquisition

$858,389,496